SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C. 20549


                         FORM 8-K

                      CURRENT REPORT
             Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934

                    September 26, 1997
      Date of Report (Date of earliest event reported)



                   Mile High Brewing Company.
   (Exact name of registrant as specified in its charter)



      Delaware            33-95606           93-1145738
  (State or other       (Commission        (IRS Employer
  jurisdiction of         File No.)      Identification No.)
   incorporation)

           2401 Blake Street, Denver Colorado  80205
     (Address of principal executive offices) (Zip Code)



       Registrant's telephone number, including area code:
                       (503) 232-9771



                      Not applicable
(Former name or former address, if changed since last report)





Item 5.  Other Events


United Breweries of America (UBA) has notified the Mile High Brewing Company that it will not proceed with the planned investment in the consolidated businesses of Mile High, Nor'Wester Brewing Company, WVI - Microbreweries across America, Aviator Ales, Inc. and Bayhawk Ales, Inc. UBA's notice indicated that certain closing conditions had not been satisfied as the reason for its decision not to invest. As previously announced, Mile High has ceased operations of its brewery.




SIGNATURES


     Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                               MILE HIGH BREWING COMPANY


Date: September 26, 1997       By: /s/ Jim Bernau
                               Jim Bernau
                               President